Exhibit 10.4

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”), effective as of June 14, 2024, is made between ONEMEDNET CORPORATION, a corporation organized under the laws of the State of Delaware (the “Company”), and Helena Global Investment Opportunities 1 Ltd. (together with its successors and assigns, the “Lead Investor”).

RECITALS

WHEREAS, the Company and the Lead Investor are parties to: (a) a Securities Purchase Agreement, dated as of March 28, 2024, as amended (the “SPA”); (b) a Subscription Escrow Agreement, dated as of March 28, 2024; (c) a Registration Rights Agreement, dated as of March 28, 2024 (collectively, the “Transaction Documents”; capitalized terms used but not defined herein shall have the meanings given to them in the SPA);

WHEREAS, the Lead Investor is also the Requisite Holder;

WHEREAS, the Company and the Lead Investor desire to terminate the Transaction Documents with no further obligation or liability to either party following the date of this Agreement, except for the limited obligations expressly set forth in this Agreement;

WHEREAS, each of the Transaction Documents may be amended by a written instrument signed by the Company and the Lead Investor; and

WHEREAS, this Agreement constitutes an amendment of each of the Transaction Documents, to the extent required to cause the Transaction Documents to be terminated in accordance with this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Effective as of the execution of this Agreement, without further action of the Company or the Investor, each of the Transaction Documents is terminated in its entirety, is null and void and is of no further force or effect, including, without limitation, those provisions of the Transaction Documents that by their terms would otherwise survive the termination of the applicable Transaction Document, and except as set forth in this Agreement, there shall be no liability or obligation on the part of the Investor, on the one hand, and the Company and the Subsidiaries, on the other hand.

2. Notwithstanding anything to the contrary in Section 1, the Company shall comply with the following covenants and agreements:

(a) No later than two (2) Business Days after the date of this Agreement, the Company shall reimburse the reasonable and documented out-of-pocket legal fees and expenses, including the reasonable and documented fees and disbursements of its counsel, incurred by the Investor in connection with the Transaction Documents. The $20,000 advance paid by the Company to the Investor pursuant to Section 11.1 of the SPA shall be applied as a credit against the Company’s reimbursement obligation and shall be retained by the Investor.

(b) No later than five (5) Business Days after the date of this Agreement, the Company shall issue to the Investor a warrant (the “Termination Warrant”) to purchase 50,000 shares of Common Stock at an exercise price equal to the price of the Common Stock as of the end of the June 14, 2024 Trading Day on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)). The Termination Warrant shall be in form and substance reasonably acceptable to the Lead Investor.

(c) The Company shall use its commercially reasonable efforts to effect the registration of the shares of Common Stock issuable under the Termination Warrant under the 1933 Act pursuant to a registration statement filed by the Company declared effective by the SEC (“Registered”); provided, that the Company’s obligations pursuant to this Section 2(c) shall be suspended until all shares of Common Stock issued or issuable pursuant to that certain Standby Equity Purchase Agreement to be entered into by the Company and the other parties thereto on or around the date hereof are Registered.

3. Except as specified in Section 2(a), each party to the Transaction Documents shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.

4. Sections 11.2 to 11.14 of the SPA are incorporated herein by reference, mutatis mutandis.

[signature pages follow]

1

IN WITNESS WHEREOF, the undersigned have caused this Amendment to the Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE COMPANY: ONEMEDNET CORPORATION

By:	/s/ Aaron Green
Name:	Aaron Green
Title:	President and Chief Executive Officer

THE LEAD INVESTOR: HELENA GLOBAL INVESTMENT OPPORTUNITIES 1 LTD.

By:	/s/ Jeremy Weetch
Name:	Jeremy Weetch
Title:	Managing Partner

[Signature Page to Termination Agreement]